EXHIBIT 3.08


             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                            CHOICE MICROSYSTEMS, INC.

      We, Gregory L. Williams, President, and Daniel J. Heneghan, Secretary, of Choice Microsystems, Inc., a corporation organized and existing under the laws of the State of Kansas, and whose registered office is at c/o The Corporation Company, Inc., 515 So. Kansas Avenue, in the city of Topeka, county of Shawnee, 66603, Kansas, do hereby certify that at the by Written Consent to Action of the Directors on the 13th day of August, 1999, said board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

      RESOLVED, that subject to obtaining approval of the stockholders of the Corporation, that the Certificate of Incorporation of this Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read in its entirety as follows:

                     "First, The name of the Corporation is

                       CHOICE-INTERSIL MICROSYSTEMS, INC."

      We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, on the 13th day of August, 1999, said stockholders convened and considered the proposed amendment.

      We further certify that at said meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment, and that the votes were 80,000 common (Written Consent of Sole Stockholder) shares in favor of the proposed amendment and no shares against the amendment.

      We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

            IN WITNESS WHEREOF we have hereupon set our hands and affixed the seal of said corporation this 5th day of October 1999.

                                          By: /s/ Gregory L. Williams
                                             ---------------------------------
                                             Gregory L. Williams, President


                                          By: /s/ Daniel J. Heneghan
                                             ---------------------------------
                                             Daniel J. Heneghan, Secretary


State of Florida

County of Brevard

      Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared: Gregory L. Williams, President and Daniel
J. Heneghan, Secretary of Choice Microsystems, Inc., a corporation, who are known to me to be the same persons who executed the foregoing Certificate of Amendment to Articles of Incorporation, and duly acknowledged the execution of the same this 5th day of October, 1999.

                                         By: /s/ Shirley A. Kaufman
                                             ---------------------------------
                                             Shirley A. Kaufman, Notary Public

My appointment or commission expires April 12th, 2003.

                            ARTICLES OF INCORPORATION

                                       OF

                             CHOICE Technology, Inc.

      The undersigned natural person of full age, for the purpose of forming a corporation under Kansas Statutes, Chapter 17, Article 60 as amended, hereby adopts the following Articles of Incorporation:

                                 ARTICLE FIRST

      Name. The name of the corporation shall be

                             CHOICE Technology, Inc.

                                 ARTICLE SECOND

      Registered Office. The address of the corporation's registered office is:

                  6800 College Boulevard, Suite 610
                  Overland Park, Johnson County, Kansas 66211

      The name of the corporation's registered agent at such address is Norma Dowd.

                                 ARTICLE THIRD

      Purpose. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

                                 ARTICLE FOURTH

      Existence. The corporate existence shall be perpetual.

                                  ARTICLE FIFTH

      Incorporator. The name and post office address of the incorporator is

                    Bernard P. Friel
                    First National Bank Building, Suite 2200
                    322 Minnesota Street
                    St. Paul, Minnesota 55101

                                  ARTICLE SIXTH

      Board of Directors. The affairs of the corporation shall be managed by a Board of Directors consisting of one or more members who need not be residents of the State of Kansas all as from time to time provided in the Bylaws. The first Board of Directors shall be elected by the incorporator following the filing with the Secretary of State of Kansas of these Articles of Incorporation. The directors need not be elected by written ballot unless required by the By1aws of the corporation.

                                ARTICLE SEVENTH

      Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHTH

      Amendment of Articles. The corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE NINTH

      Capital Stock. The total number of shares of stock that this corporation shall be authorized to issue is 100,000 shares of common stock without par value. The holders of common stock shall be entitled to one vote for each share held by them with respect to each matter for which shareholders have the right to vote. Cumulative voting is not permitted. Except as may otherwise be provided by statute the exclusive voting power for all voting purposes shall be vested in the holders of the common stock of the corporation.

                                  ARTICLE TENTH

      Director's Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under the provisions of K.S.A.17-6424 and amendments thereto; or (iv) for any transaction from which the director derived an improper personal benefit. If the Kansas General Corporation Code is amended after the filing of the Articles of Incorporation of which the article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kansas General Corporation Code, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 5th day of January, 1998

                                        /s/ Bernard P. Friel
                                        ------------------------------------
                                        Bernard P. Friel
                                        Incorporator

                           CERTIFICATE OF AMENDMENT OF
                        THE ARTICLES OF INCORPORATION OF
                             CHOICE TECHNOLOGY, INC.

      We, Richard C. Hawk and Alden K. Shields, respectively the Chairman and Secretary of Choice Technology, Inc., a corporation organized under the laws of the State of Kansas (the "Corporation") do hereby certify that the Board of Directors of said Corporation did on the 3rd day of February, 1998, duly adopt a resolution proposing an amendment to Article First of the Articles of Incorporation of said Corporation and a declaration of advisability with respect thereto, and did then cause said resolution and proposed amendment to be submitted to the sole stockholder of the Corporation and the sole stockholder of said Corporation did by consent action effective on the 3rd day of February, 1998, adopt a resolution amending Article First of the Articles of Incorporation of said Corporation so that said Article First provides in its entirety as follows:

      "Name, The name of the Corporation shall be Choice Microsystems, Inc."

      We further certify that said Amendment was duly adopted in accordance with K.S.A. 17-6602.

      The Secretary of the Corporation is authorized to cause this Certificate of Amendment to be filed and recorded as required by the laws of the State of Kansas.

      IN WITNESS WHEREOF, we have set out hands, the Corporation having no seal, this 3rd day of February, 1998.


                                        /s/ Richard C. Hawk
                                        ---------------------------------------
                                        Richard C. Hawk, Chairman


                                        /s/ Alden K. Shields
                                        ---------------------------------------
                                        Alden K. Shields, Secretary